UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 19, 2016
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

a)	The Company held its annual meeting of stockholders on May 19, 2016.

b)
The stockholders elected all of the directors named in the proxy statement for the coming year; approved our named executive officers’ compensation in an advisory vote; and ratified the selection of KPMG LLP as our independent registered public accounting firm for 2016. The voting results for each of these proposals are detailed below.

A.      Election of Directors

	For	Against	Abstain	Non-Votes
1. Margaret M. Keane	664,901,658	417,851	929,764	48,336,355
2. Paget L. Alves	664,848,715	464,664	935,894	48,336,355
3. Arthur W. Coviello, Jr.	664,886,992	425,102	937,179	48,336,355
4. William W. Graylin	664,889,316	424,770	935,187	48,336,355
5. Roy A. Guthrie	664,108,137	1,206,531	934,605	48,336,355
6. Richard C. Hartnack	662,582,384	2,729,682	937,207	48,336,355
7. Jeffrey G. Naylor	664,872,025	439,687	937,561	48,336,355
8. Laurel J. Richie	664,824,510	487,566	937,197	48,336,355
9. Olympia J. Snowe	662,451,829	2,874,681	922,763	48,336,355

B.      Management Proposals

	For	Against	Abstain	Non-Votes
Advisory Vote to Approve Named Executive Officer Compensation	625,393,492	33,404,988	7,450,793	48,336,355
Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2016	713,132,320	453,166	1,000,142	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: May 23, 2016	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary